UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2011

VIDABLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1802 N. Carson Street, Suite 108, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 887-0670

THE BLACKHAWK FUND
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 17, 2011, we filed a certificate of amendment to our articles of incorporation with the Nevada Secretary of State to change our name to “Vidable, Inc.”  This amendment was unanimously approved by our board of directors. On May 6, 2008, stockholders holding a majority of our voting power took action by written consent approving an amendment to our articles of incorporation to change the name of the company to a name to be determined by the board of directors in its sole discretion, and, and authorized the Board of Directors to file the Amendment upon a determination and resolution of the Board of Directors of such new corporate name.  Information concerning this action by written consent was disclosed under Proposal 5 in that certain Information Statement on Form 14C filed with the Securities and Exchange Commission on July 21, 2008.

We have requested a new symbol from FINRA in connection with the recent name change and as of the date of this report, we have not received the new symbol from FINRA.  We will provide an update upon assignment of the new symbol from FINRA.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDABLE, INC.

(Registrant)

Date: June 23, 2011	By:	/s/ Lino Luciani
Lino Luciani, President